                                                                    EXHIBIT 1(a)

                       Browning-Ferris Industries, Inc.
                  7.25% Automatic Common Exchange Securities
                     (Stated Amount $35.625 per Security)

                            UNDERWRITING AGREEMENT

                                                                  June 28, 1995

Goldman, Sachs & Co.
CS First Boston Corporation
 As Representatives of the several Underwriters
  named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs:

  Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), and the several Underwriters named in Schedule I hereto (the "Underwriters") propose, subject to the terms and conditions stated herein, to enter into the Purchase Contracts referred to in the Purchase Contract Agreement (herein so called) dated as of June 28, 1995, between the Company and First Chicago Trust Company of New York, as Purchase Contract Agent (the "Agent"), underlying an aggregate of 10,000,000 7.25% Automatic Common Exchange Securities (the "Firm Securities"). In connection therewith, the Underwriters propose, subject to the terms and conditions stated herein, to purchase and Pledge to the Collateral Agent Treasury Notes of the United States Government bearing interest at the rate of 5.125% per annum and maturing on June 30, 1998 (the "Treasury Notes"), having an aggregate principal amount of $356,250,000. The Company proposes to grant the Underwriters an option to enter into Purchase Contracts underlying up to 1,500,000 additional 7.25% Automatic Common Exchange Securities (the "Optional Securities") and, in the event any such additional Purchase Contracts are entered into, the Underwriters propose to purchase and Pledge to the Collateral Agent the additional Treasury Notes underlying such Optional Securities. The Firm Securities and any Optional Securities relating to any additional Purchase Contracts entered into by the Company and the Underwriters are herein called the "Securities". Capitalized terms used herein without definition shall be used as defined in the Purchase Contract Agreement.

  1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

   (i) A registration statement in respect of one or more series of debt securities, preferred stock, warrants, Common Stock and other securities (including Securities) having an aggregate initial public offering price not in excess of $700,000,000, including the Firm Securities and the Optional Securities and the Purchase Contracts included in and shares of Common Stock underlying such Securities (the "Shares"), has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore

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 delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the base prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), as supplemented to reflect the preliminary terms of the offering of the Securities, being hereinafter called a "Preliminary Prospectus"; (A) the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of such base prospectus, as supplemented to reflect the final terms of the offering of the Securities, filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and (B) the documents incorporated by reference in the base prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; such base prospectus, as supplemented to reflect the final terms of the offering of the Securities, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any quarterly or current report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

   (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

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

   (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

   (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

   (v) Neither the Company nor any of its subsidiaries identified in Schedule II hereto (the "Principal Subsidiaries") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (except for capital stock issued pursuant to the Company's Dividend Reinvestment Plan or employee benefit plans or upon exercise of stock options or the acquisition of any business or properties in the Company's ongoing acquisition program) or increase in consolidated long-term debt of the Company (excluding commercial paper) in excess of $100,000,000 or any material adverse change, or any development which the Company believes will involve a prospective material adverse change, in or affecting the Company's management or

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 the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus;

   (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each Principal Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

   (vii) The Company has an authorized equity capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Prospectus; and all of the issued shares of capital stock of each Principal Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for Otto Entsorgungsdienstleistungen GmbH, 50% of the outstanding equity interests of which are owned directly or indirectly by the Company), free and clear of all liens, encumbrances, equities or other adverse claims;

   (viii) The Purchase Contract Agreement and the Pledge Agreement have been duly authorized, executed and delivered by the Company, and each is a valid and binding agreement of the Company in accordance with its terms;

   (ix) The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement and the preferred stock purchase rights (the "Rights") to be issued with such Shares, have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions of the Common Stock and the Rights contained in the Prospectus;

   (x) The entry into the Purchase Contracts underlying the Firm Securities and Optional Securities by the Company, the offer of such Securities as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts and the compliance by the Company with all of the provisions of this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate

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 of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities, the Purchase Contracts and the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

   (xi) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be described in the Prospectus and which are not described as required; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

   (xii) No "forward looking statement" (as defined in Rule 175 under the Act) contained in the Registration Statement, any Preliminary Prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith;

   (xiii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

   (xiv) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

  2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Underwriters, severally and not jointly, agree to enter into the Purchase Contracts underlying the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to enter into additional Purchase Contracts underlying Optional Securities as provided below, the Company and each of the Underwriters, severally and not jointly, agree to enter into that number of additional Purchase Contracts as to which such election has been exercised (to be adjusted by you to eliminate fractional Purchase Contracts) determined by multiplying such number of additional Purchase Contracts by a fraction, the numerator of which is the maximum number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities set forth in total opposite the names of all such Underwriters in Schedule I hereto.

  The Company hereby grants to the Underwriters the right to enter into at their election up to 1,500,000 Purchase Contracts, for the sole purpose of covering overallotments in the sale by such Underwriters of Firm Securities. Any such election to enter into such

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additional Purchase Contracts may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of such additional Purchase Contracts to be entered into and the date on which the related Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

  The Underwriters agree to purchase and Pledge to the Collateral Agent the Treasury Notes underlying the Securities with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such Pledge shall be effected by the transfer to the Collateral Agent by Federal Reserve Bank-Wire of the Treasury Notes to be Pledged at the appropriate Time of Delivery (as defined below) in accordance with the Pledge Agreement.

  3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

  4. Certificates in definitive or temporary form for the Securities with respect to which each Underwriter enters into Purchase Contracts hereunder, and in such denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against the delivery to the Collateral Agent of the Treasury Notes relating to such Securities by such Underwriter or on its behalf. At such same time the Company will pay to you Underwriters' commissions in the amount of $1.06875 per Security minus $.5532336 per Security, resulting in a net payment to you of $.5155164 per Security, in same-day funds, all at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York time, on July 5, 1995, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to enter into additional Purchase Contracts underlying such Optional Securities, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery," such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date of delivery is herein called a "Time of Delivery." Unless otherwise instructed by Goldman, Sachs & Co. in the request referred to above, such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

  5. The Company agrees with each of the Underwriters:

   (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close

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 of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

   (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

   (c) Prior to 12:00 noon, New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and to file such document and upon your concurrence to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus

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

 which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
 Section 10(a)(3) of the Act;

   (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

   (e) During the period beginning from the date hereof and continuing to 90 days after the date of the Prospectus, not to, and to use its best efforts to cause its directors and officers and Otto Holding International B.V. not to, offer, sell, contract to sell or otherwise dispose of any Securities, Purchase Contracts or Common Stock or any securities of the Company that are substantially similar to the Securities, Purchase Contracts or Common Stock or any securities convertible into or exchangeable for Securities, Purchase Contracts or Common Stock (other than pursuant to the conversion of convertible securities outstanding on the date of this Agreement or the Company's Dividend Reinvestment Plan, employee benefit plans or employee stock option plans existing on the date of this Agreement or pursuant to the acquisition of any business or properties in the Company's ongoing acquisition program), without your prior written consent;

   (f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver to you (i) as soon as they are available, copies of any reports (other than on Form 11-K) and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); and

   (g) To use its best efforts to list, subject to notice of issuance, the Securities and the Shares on the New York Stock Exchange.

  6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities, the Purchase Contracts and the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this

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Agreement, the Blue Sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing Security certificates and stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the fees, disbursements and expenses of Sullivan & Cromwell with respect to tax advice rendered by such firm in connection with the offering, purchase, sale and delivery of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement, and that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

  7. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

   (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

   (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Securities being delivered at such Time of Delivery (including the Purchase Contracts and the Shares), the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

   (c) Fulbright & Jaworski L.L.P., special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

     (ii) The Purchase Contract Agreement, the Purchase Contracts underlying the Securities being delivered at such Time of Delivery and the Pledge Agreement have been duly authorized, executed and delivered by the Company and each is a valid and legally binding agreement of the Company (and together they create, to the extent provided therein, a valid interest of the holders of the Securities in the Treasury Notes) enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity, provided, however, that the rights and remedies of the Agent and the Collateral Agent provided in Sections 402 and 508 of the Purchase Contract Agreement and
   Section 4(a) of the Pledge Agreement upon the occurrence of a Termination Event will not be limited under the Bankruptcy Code (11 U.S.C. 101 et seq.) as a consequence of Section 365(e)(2) thereof; the certificates representing the Securities being delivered at such Time of Delivery are in a form contemplated by the Purchase Contract Agreement; the Pledge Agreement creates, as collateral security for the performance when due by the Holders from time to time of the Securities of their respective obligations under the Purchase Contracts constituting part of such Securities, a legal and valid security interest (as that term is defined in the Uniform Commercial Code, as adopted and in effect in the State of New York), in favor of the Collateral Agent, in the right, title and interest of such Holders in the Treasury Notes constituting a part of such Securities (collectively, the "Pledged Treasury Notes"); and upon the Federal Reserve Bank through which such Pledged Treasury Notes have been purchased making appropriate entries in its records to reflect the transfer and pledge to the Collateral Agent of such Pledged Treasury Notes in accordance with 31 CFR (S) 306.118(a), such security interest will be perfected.

     (iii) The Company has an authorized equity capitalization as set forth in the initial paragraph of "Capital Stock" in the Prospectus, and all of the Shares subject to the Purchase Contract Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, will be fully paid and non-assessable; such Shares and the Securities being delivered at such Time of Delivery conform in all material respects to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to such Shares;

     (iv) The Rights (as defined in the Prospectus) to be issued with such Shares have been duly authorized and, upon issuance of such Shares, will be validly issued and conform in all material respects to the description thereof in the Prospectus;

     (v) This Agreement has been duly authorized, executed and delivered by the Company;

     (vi) The entry into the Purchase Contracts underlying the Securities being delivered at such Time of Delivery by the Company, the offer of such Securities by the Company as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to such Purchase Contracts and the compliance by the Company with all of the provisions of this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement will not result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation (other than federal and state securities or Blue Sky laws and anti-fraud laws, as to which such counsel need express no opinion in this paragraph) known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

     (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the entry into the Purchase Contracts underlying the Securities being delivered at such Time of Delivery, the offer of such Securities by the Company as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to such Purchase Contracts or the compliance by the Company with all of the provisions of this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except the registration under the Act of the Securities, the Purchase Contracts and the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

     (viii) Neither the Company nor any subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

     (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements or other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

  In addition, such counsel shall state that during the course of the preparation of the Registration Statement, the Prospectus and any amendment or supplement thereto, such counsel participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any portion of the Registration Statement and Prospectus, as amended or supplemented (except to the extent set forth in paragraph (iii) above), and such counsel has not checked the accuracy or completeness of, or otherwise verified any information, including statistical information, contained in the Registration Statement and Prospectus, as amended or supplemented, such counsel advise that, on the basis of the foregoing (relying as to materiality to a certain extent upon officers and other representatives of the Company), no facts came to such counsel's attention which have caused such counsel to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (or, as of its date, any further amendment or supplement thereto made by the Company prior to such Time of Delivery) contained, or, as of such Time of Delivery, the Prospectus or any amendment or supplement thereto contains, an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that such counsel need make no comment with respect to the financial statements or other financial data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto.

   (d) J. Rufus Wallingford, Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

     (i) The Company and each Principal Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified or in good standing in any such jurisdiction;

     (ii) Each Principal Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company (except for Otto Entsorgungsdienstleistungen GmbH, 50% of the outstanding equity interests of which are owned directly or indirectly by the Company), free and clear of all liens, encumbrances, equities or other adverse claims;

     (iii) All of the issued shares of capital stock of the Company and Rights (excluding the Shares and the Rights associated therewith) have been duly and validly authorized and issued and are fully paid and non-assessable;

     (iv) The entry into the Purchase Contracts underlying the Securities being delivered at such Time of Delivery by the Company, the offer of such Securities by the Company as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to such Purchase Contracts and the compliance by the Company with all of the provisions of this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries;

     (v) Such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required; and

     (vi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements or other financial data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

   Further, such counsel shall state that, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement and the Prospectus, as amended or supplemented, and he has not checked the accuracy or completeness of, or otherwise verified any information, including statistical information, contained in the Registration Statement and Prospectus, as amended or supplemented, he advises that, on the basis of the foregoing, no facts have come to his attention that caused him to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (or, as of its date, any further amendment or supplement thereto made by the Company prior to such Time of Delivery) contained, or, as of such Time of Delivery, the Prospectus or any amendment or supplement thereto contains, an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that he need make no comment with respect to the financial statements or other financial data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto;

   (e) Sullivan & Cromwell, special tax counsel for the Company and the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences", insofar as it relates to matters of United States federal income tax law, is accurate in all material respects;

   (f) On the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

   (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the Company's management or the financial position or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

   (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

   (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

   (j) The Securities to be delivered at such Time of Delivery and the Shares to be issued pursuant to the Purchase Contract Agreement shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

   (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
 (f) of this Section, and as to such other matters as you may reasonably request.

  8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein, and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any misstatement or omission contained in any Preliminary Prospectus that was identified in writing prior to the date hereof to the extent that such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as then amended or supplemented, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and if such Prospectus (excluding documents incorporated by reference) corrected such misstatement or omission.

  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

  (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not unreasonably be withheld.

  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

  9. (a) If any Underwriter shall default in its obligations it has agreed to perform under Section 2 hereof at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to perform such obligations on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the performance of such obligations, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to perform such obligations on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the performance of such obligations, or the Company notifies you that it has so arranged for the performance of such obligations, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Securities to be delivered to or for the account of such person.

  (b) If, after giving effect to any arrangements for the performance of the obligations of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains undelivered does not exceed one-eleventh of the aggregate number of all the Securities to be delivered at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to perform its obligations under Section 2 hereof at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to enter into a pro rata basis (based on the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto) the Purchase Contracts of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the performance of such obligations of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains undelivered exceeds one-eleventh of the aggregate number of all the Securities to be delivered at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to enter into Purchase Contracts of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters and of the Company with respect to the Purchase Contracts underlying the Optional Securities and the obligations of the Underwriters to pledge the related Treasury Notes to the Collateral Agent) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

  11. If this Agreement shall be terminated pursuant to Section 9 hereof, then the Company shall not be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel and net out-of-pocket costs associated with arranging for the purchase and disposition of the Treasury Notes, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Section 6 and Section 8 hereof.

  12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the Underwriters.

  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the representatives in care of Goldman, Sachs & Co., at 85 Broad Street, New York, N.Y. 10004, Attention:

Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to it at 757 N. Eldridge, Houston, Texas 77079,
Attention: Henry L. Hirvela (fax no. (713) 870-7844; confirm (713) 870-7422); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

  13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

  14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

  15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  17. The Company and the Underwriters acknowledge that Fulbright & Jaworski L.L.P., which is acting as special counsel to the Company in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Fulbright & Jaworski L.L.P. so acting as special counsel to the Company. The Company and the Underwriters also acknowledge that Vinson & Elkins L.L.P., which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and the Underwriters consent to Vinson & Elkins L.L.P. so acting as counsel to the Underwriters. The Company and the Underwriters acknowledge that Sullivan & Cromwell, which is acting as special tax counsel to the Company and the Underwriters and as special counsel to the Underwriters in connection with certain corporate matters in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Sullivan & Cromwell so acting as special tax counsel to the Company and the Underwriters and as special counsel to the Underwriters.

  If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          BROWNING-FERRIS INDUSTRIES, INC.

                                          By:   /s/ Henry L. Hirvela
                                             ----------------------------------
                                             Henry L. Hirvela
                                             Vice President and Treasurer

Accepted as of the date hereof
 at New York, New York:

Goldman, Sachs & Co.
CS First Boston Corporation
 As Representatives of the several
  Underwriters named in Schedule I hereto

By: Goldman, Sachs & Co.

      /s/ Goldman, Sachs & Co.
- -------------------------------------
       (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                          NUMBER OF
                                          OPTIONAL
                           TOTAL NUMBER SECURITIES TO
                             OF FIRM    BE DELIVERED
                            SECURITIES   IF MAXIMUM
                                TO         OPTION
       UNDERWRITER         BE DELIVERED   EXERCISED
       -----------         ------------ -------------
Goldman, Sachs & Co. .....   2,700,500      405,075
CS First Boston
 Corporation..............   2,700,500      405,075
Alex. Brown & Sons
 Incorporated.............     196,000       29,400
Dillon, Read & Co. Inc. ..     196,000       29,400
Donaldson, Lufkin &
 Jenrette Securities
 Corporation..............     196,000       29,400
A.G. Edwards & Sons,
 Inc. ....................     196,000       29,400
Kemper Securities, Inc. ..     196,000       29,400
C.J. Lawrence/Deutsche
 Bank Securities
 Corporation..............     196,000       29,400
Lehman Brothers Inc. .....     196,000       29,400
Merrill Lynch, Pierce,
 Fenner & Smith
 Incorporated.............     196,000       29,400
J.P. Morgan Securities
 Inc. ....................     196,000       29,400
Morgan Stanley & Co.
 Incorporated.............     196,000       29,400
NatWest Securities
 Corporation..............     196,000       29,400
Oppenheimer & Co., Inc. ..     196,000       29,400
Prudential Securities
 Incorporated.............     196,000       29,400
Salomon Brothers Inc......     196,000       29,400
Smith Barney Inc. ........     196,000       29,400
UBS Securities Inc. ......     196,000       29,400
Advest, Inc. .............     122,000       18,300
J.C. Bradford & Co. ......     122,000       18,300
Edward D. Jones & Co. ....     122,000       18,300
Morgan Keegan & Company,
 Inc. ....................     122,000       18,300
Rauscher Pierce Refsnes,
 Inc. ....................     122,000       18,300
Raymond James &
 Associates, Inc. ........     122,000       18,300
Stephens Inc. ............     122,000       18,300
Sutro & Co. Incorporated..     122,000       18,300
Tucker Anthony
 Incorporated.............     122,000       18,300
Crowell, Weedon & Co. ....      73,000       10,950
Fahnestock & Co. Inc. ....      73,000       10,950
Johnston, Lemon & Co.
 Incorporated.............      73,000       10,950
Scott & Stringfellow,
 Inc. ....................      73,000       10,950
Stifel, Nicolaus &
 Company, Incorporated....      73,000       10,950
                            ----------    ---------
  Total...................  10,000,000    1,500,000
                            ==========    =========

                                  SCHEDULE II
                             PRINCIPAL SUBSIDIARIES

Atwoods plc
Azusa Land Reclamation Co., Inc.
BFI Energy Systems of Hempstead, Inc.
BFI International, Inc.
Browning-Ferris, Inc. (Delaware)
Browning-Ferris, Inc. (Maryland)
Browning-Ferris Industries B.V.
Browning-Ferris Industries, Inc. (Mass.)
Browning-Ferris Industries (Italia) S.r.l.
Browning-Ferris Industries Ltd.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Pennsylvania, Inc.
Browning-Ferris Industries of South Atlantic, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries UK Limited
Browning-Ferris Services, Inc.
Otto Entsorgungsdienstleistungen GmbH

                                                                        ANNEX I

  Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

   (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

   (ii) In their opinion, the financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, included or incorporated by reference in the Registration Statement or the Prospectus;

   (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

     (B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated common stock (other than issuances of common stock pursuant to (1) the Company's Dividend Reinvestment Plan, employee benefit plans or stock option plans in each case which were in effect on the date of the latest balance sheet included or incorporated by reference in the Prospectus,
   (2) the conversion of convertible securities outstanding on the date of the Underwriting Agreement (specifying the number of shares so issued) or (3) business acquisitions (specifying the number of shares so issued)) or any increase in excess of 5% in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (C) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (B) there were any decreases in consolidated revenues or the total or per share amounts of consolidated net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

   (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the representatives of the Underwriters (the "Representatives") which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


                                      A-2